Exhibit 5.1

Sullivan & Worcester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 14th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

June 18, 2026

To:

Brenmiller Energy Ltd.

13 Amal St. 4th Floor, Park Afek

Rosh Haayin, 4809249 Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as Israeli counsel to Brenmiller Energy Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for the resale by the selling shareholder identified in the Registration Statement (the “Selling Shareholder”) pursuant to the securities purchase agreement by and between the Company and the Selling Shareholder dated July 25, 2025 (the “Securities Purchase Agreement” and “SPA”) of up to 5,905,055 ordinary shares of the Company, no par value per share (the “Ordinary Shares”), consisting of (i) 598,802 Ordinary Shares issuable upon the conversion of 1,000 preferred shares, with a stated value of $1,000 per share and conversion price of $1.67 per share (the “June 1st 2026 Convertible Preferred Shares”); (ii) up to an additional 598,802 Ordinary Shares issuable upon the conversion of 1,000 preferred shares, reflecting 200% of the maximum number of shares issuable upon conversion of the June 1st 2026 Convertible Preferred Shares, due to the potential effect of anti-dilution adjustments contained in the Company’s Amended and Restated Articles of Association (the “Articles”) (without taking into account any limitations on the conversion of such June 1st Convertible Preferred Shares set forth therein); (iii) 598,802 Ordinary Shares issuable upon the exercise of ordinary warrants, with an exercise price of $14.56 per share (which will be reduced to $2.00 upon receipt of shareholder approval) (the “June 1st 2026 Warrants”); and (iv) 783,649 Ordinary Shares issuable upon the conversion of previously issued and outstanding preferred shares, with a conversion price of $1.67 per share, reflecting 200% of the maximum number of shares issuable upon conversion of such preferred shares, due to the potential effect of anti-dilution adjustments contained in the Articles (without taking into account any limitations on the conversion of such Preferred Shares set forth therein); (v) resale of additional shares issuable under the Amendment no. 2 to the SPA and the seventh subsequent closing under the SPA, consisting of: (a) 750,000 Ordinary Shares issuable upon the conversion of 1,500 preferred shares, with a stated value of $1,000 per share (the “June 15th 2026 Convertible Preferred Shares”); (b) up to an additional 750,000 Ordinary Shares issuable upon the conversion of such June 15th 2026 Convertible Preferred Shares, reflecting 200% of the maximum number of shares issuable upon conversion of the June 15th 2026 Convertible Preferred Shares due to the potential effect of anti-dilution adjustments contained in the Articles (without taking into account any limitations on the conversion of such preferred shares set forth therein); (c) 750,000 Ordinary Shares issuable upon the exercise of warrants (the “June 15th 2026 Warrants”), 435,387 of which have an exercise price of $14.56 per share and 314,613 of which have an exercise price of $2.00 per share; (d) 75,000 Ordinary Shares issuable upon the exercise of a pre-funded warrant; (e) 500,000 Ordinary Shares issuable upon the exercise of warrants with an exercise price of $2.00 per share and exercisable for a seven-day exercise period; and (f) 500,000 Ordinary Shares issuable upon the exercise of warrants with an exercise price of $2.00 per share and exercisable for five years (together, the “Ordinary Warrants”, and together with the June 1st 2026 Warrants and the June 15th 2026 Warrants, the “Warrants”). The June 1st 2026 Convertible Preferred Shares, the June 15th 2026 Convertible Preferred Shares shall be referred to as Preferred Shares.

All such Ordinary Shares issuable upon the conversion of the Preferred Shares and the exercise of the Warrants will be defined collectively as the “Shares”.

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the Articles; (iii) resolutions of the board of directors of the Company which have heretofore been approved and which relate to the Registration Statement and the actions to be taken in connection with the entry into the Securities Purchase Agreement and the issuance of securities under the Securities Purchase Agreement; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We have further assumed that at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold by the Company and delivered by the Company against receipt of the applicable conversion notice or exercise price therefor, in accordance with the terms of the applicable Preferred Shares or Warrants, respectively, have been duly authorized, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion set forth herein is made as of the date hereof and subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. This opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion, should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)

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